Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus and to the use of our report dated April 8, 2011, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company, included in Post-Effective Amendment No. 34 to the Registration Statement (Form N-4 No. 33-73734) under the Securities Act of 1933 and related Prospectus of Transamerica Partners Variable Funds.

/s/ Ernst & Young LLP
Des Moines, Iowa
April 29, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-4 of Transamerica Partners Variable Funds of our report dated March 1, 2010, relating to the financial statements and financial highlights of Transamerica Partners Variable Funds, which appear in such Registration Statement. We also consent to the incorporation by reference of our report dated March 1, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report of Transamerica Partners Portfolios, which are also incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
April 29, 2011

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” in the Prospectus and “Independent Registered Public Accounting Firm”, “Independent Registered Public Accounting Firms” and “Financial Statements and Exhibits” in the Statement of Additional Information, in Post-Effective Amendment Number 34 to the Registration Statement (Form N-4, No. 333-73734) of Transamerica Financial Life Insurance Company and to the inclusion of our report, dated March 1, 2011, on Transamerica Partners Variable Funds (comprising, respectively, the Money Market, High Quality Bond, Inflation-Protected Securities, Core Bond, High Yield Bond, Balanced, Large Value, Large Core, Large Growth, Small Core, International Equity and Calvert Subaccounts) included in its Annual Report for the fiscal year ended December 31, 2010.
We also consent to the incorporation by reference of our report, dated February 24, 2011, on Transamerica Partners Portfolios (comprising, respectively, the Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Large Value Portfolio, Large Core Portfolio, Large Growth Portfolio, Mid Value Portfolio, Mid Growth Portfolio, Small Value Portfolio, Small Core Portfolio, Small Growth Portfolio and International Equity Portfolio) included in its Annual Report for the fiscal year ended December 31, 2010.
/s/ ERNST & YOUNG LLP
Boston, Massachusetts
April 25, 2011